Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement (Form S-8 No. 333-238566) pertaining to the Blucora, Inc. 2016 Employee Stock Purchase Plan,
•Registration Statement (Form S-8 No. 333-211625) pertaining to the Blucora, Inc. 2016 Employee Stock Purchase Plan,
•Registration Statement (Form S-8 No. 333- 225495) pertaining to the Blucora, Inc 2018 Incentive Plan,
•Registration Statement (Form S-8 No. 333-238561) pertaining to the Blucora, Inc. 2018 Incentive Plan,
•Registration Statement (Form S-8 No. 333-169691) pertaining to the Blucora, Inc. Restated 1996 Flexible Stock Incentive Plan,
•Registration Statement (Form S-8 No. 333-198645) pertaining to the Blucora, Inc. Restated 1996 Flexible Stock Incentive Plan,
•Registration Statement (Form S-8 No. 333-204585) pertaining to the Blucora, Inc. 2015 Incentive Plan,
•Registration Statement (Form S-8 No. 333-209218) pertaining to the Blucora, Inc. 2016 Equity Inducement Plan,
•Registration Statement (Form S-8 No. 333-214117) pertaining to the Blucora, Inc. 2016 Equity Inducement Plan, and
•Registration Statement (Form S-3 No. 333-216984) pertaining to the resale of shares of common stock of Blucora, Inc. by certain selling stockholders, of our reports dated February 25, 2022, with respect to the consolidated financial statements of Blucora, Inc. and the effectiveness of internal control over financial reporting of Blucora, Inc. included in this Annual Report (Form
10-K) of Blucora, Inc., for the year ended December 31, 2021.
/s/ ERNST & YOUNG LLP
Dallas, Texas
February 25, 2022